                     SECURITIES  AND  EXCHANGE  COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) - April 20, 1999



                           MELLON  BANK  CORPORATION
               (Exact name of registrant as specified in charter)


              Pennsylvania               1-7410             25-1233834
     (State or other jurisdiction      (Commission       (I.R.S. Employer
           of incorporation)           File Number)    (Identification No.)



                            One Mellon Bank Center
                               500 Grant Street
                           Pittsburgh, Pennsylvania           15258
                   (Address of principal executive offices) (Zip code)



      Registrant's telephone number, including area code - (412) 234-5000
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ITEM 5.  OTHER EVENTS


         By press release dated April 20, 1999, Mellon Bank Corporation (the "Corporation") announced first quarter 1999 results of operations. In the same release, the Corporation announced an increase in the quarterly cash dividend and a two-for-one split of the Corporation's Common Stock. The Corporation increased its quarterly Common Stock dividend by 11 percent to 40 cents per share on a pre-split basis, payable on May 17, 1999, to shareholders of record at the close of business on April 30, 1999. The Corporation's two-for-one stock split of its Common Stock is being structured as a stock dividend of one additional share of Common Stock being paid on each currently issued share of Common Stock. The additional shares resulting from the split will be distributed on May 17, 1999, to shareholders of record at the close of business on May 3, 1999.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


Exhibit  Description
Number


99.1 Mellon Bank Corporation Press Release, dated April 20, 1999, announcing the matters referenced in Item 5 above.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MELLON BANK CORPORATION



Date:  April 20, 1999         By: /s/ STEVEN G. ELLIOTT
                                  -------------------------------
                                  Steven G. Elliott
                                  Senior Vice Chairman and Chief
                                  Financial Officer
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                                 EXHIBIT INDEX



Number               Description                 Method of Filing

99.1                 Press Release dated         Filed herewith
                     April 20, 1999